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             [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]




                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.
                ------------------------------------------------


         We hereby consent to the references to us under the headings "Prospectus Summary-Summary Natural Gas and Oil Reserve Data",
"Business-Natural Gas and Oil Reserves", "Smith Offshore Exploration Company Notes to Financial Statements-Supplemental Information on Oil and Gas Exploration and Producing Activities", and "Experts" in the Prospectus constituting part of this Registration Statement on Form S-1 of The Houston Exploration Company.

                                   NETHERLAND, SEWELL & ASSOCIATES, INC.




                                   By: /s/ DANNY D. SIMMONS
                                      ----------------------------------
                                           Danny D. Simmons
                                           Senior Vice President


Houston, Texas
May 22, 1996